Exhibit 10.4

HARBINGER GROUP INC.

2011 Omnibus Equity Award Plan

1. Purpose. The purpose of the Harbinger Group Inc. 2011 Omnibus Equity Award Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders. This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries. Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock Based Award and Performance Compensation Award granted under the Plan. For purposes of Section 5(c) of the Plan, “Award” and “Award under the Plan” shall also mean any stock-based award granted under a Prior Plan and outstanding on the Effective Date.

(c) “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), (A) the Participant’s commission of a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Company or any of its Affiliates, (C) the Participant’s failure to perform duties as reasonably directed by the Company (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful misconduct or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 10 days after notice thereof is provided to the Participant. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f) “Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” mean

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing more than 50% of the combined voting power of the Company’s then outstanding securities, other than any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below;

(ii) the following individuals cease for any reason to constitute a majority of the members of the Board: (A) individuals who, on the Effective Date, were members of the Board (the “Incumbent Directors”), (B) individuals whose election or nomination to the Board was approved by Incumbent Directors constituting, at the time of such election or nomination, at least a majority of the Board or (C) individuals whose election or nomination to the Board was approved by individuals referred to in clauses (B) and (C) constituting, at the time of such election or nomination, at least a majority of the Board (other than, in the cases of clauses (B) and (C), directors whose initial nomination for, or assumption of office as, members of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person other than a solicitation for the election of one or more directors by or on behalf of the Board);

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Company as a result of which a Designated Holder owns after such transaction more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, to any Person, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if immediately after the occurrence of any of the events described in clauses (i) — (iv) above, (i) the record holders of the Common Stock of the Company immediately prior to such event or series of events continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such event or series of events or (ii) a Designated Holder or Designated Holders are the Beneficial Owners, directly or indirectly, of more than 50% of the combined voting power of the Company or any successor.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means the Compensation Committee of the Board or subcommittee thereof if required with respect to actions taken to comply with Section 162(m) of the Code in respect of Awards or, if no such Compensation Committee or subcommittee thereof exists, the Board.

(i) “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(j) “Company” means Harbinger Group Inc., a Delaware corporation, and any successor thereto.

(k) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(l) “Designated Holder” means Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Group, Inc., Global Opportunities Breakaway, Ltd., and their respective Affiliates and subsidiaries.

(m) “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(n) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced. Any determination of whether Disability exists shall be made by the Committee in its sole discretion.

(o) “Effective Date” means August 10, 2011 provided that the Plan is approved by the shareholders at the first Annual Meeting within twelve months following such date.

(p) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(q) “Eligible Person” means any (i) individual employed by the Company or an Affiliate who satisfies all of the requirements of Section 6 of the Plan; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates).

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(s) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(t) “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation service on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if Fair Market Value cannot be determined under clause (i) or (ii) above, or if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (i) or (ii), the fair market value as determined in good faith by the Committee in its sole discretion; or (iv) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation service on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Common Stock.

(u) “Good Reason” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Participant having “good reason” to terminate the Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) if “Good Reason” is specifically referred to in any Award but is not defined therein, the occurrence of any of the following without the Participant’s express written consent: (A) a material reduction in the Participant’s base salary, other than a reduction that is a part of and consistent with a reduction in compensation of similarly situated employees of the Company, or (B) requiring the Participant to relocate the Participant’s principal place of employment or service to a location that would result in an increase by more than fifty (50) miles in the Participant’s one-way commute from the Participant’s then-current principal residence; provided, however, that any event described in clause (A) or (B) shall not constitute Good Reason unless the Participant has given the Company prior written notice of such event within thirty (30) days after the Participant becomes aware or should have become aware of such event, and the Company has not cured such event (if capable of cure) within thirty (30) days following receipt of such notice.

(v) “Immediate Family Members” shall have the meaning set forth in Section 15(b).

(w) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(x) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(y) “Mature Shares” means shares of Common Stock either (i) previously acquired on the open market, (ii) not acquired from the Company in the form of compensation or (iii) acquired from the Company in the form of compensation that have been owned by a Participant for at least six months.

(z) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(aa) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(bb) “NYSE” means the New York Stock Exchange.

(cc) “Option” means an Award granted under Section 7 of the Plan.

(dd) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ee) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(ff) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company.

(gg) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(hh) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(ii) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(jj) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(kk) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(ll) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(mm) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(nn) “Person” has the meaning given such term in the definition of “Change in Control”.

(oo) “Plan” means this Harbinger Group Inc. 2011 Omnibus Equity Award Plan.

(pp) “Prior Plan” shall mean, as amended from time to time, the Harbinger Group Inc. Amended and Restated 1996 Long-Term Incentive Plan.

(qq) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(rr) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ss) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(tt) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(uu) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(vv) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ww) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(xx) “Substitute Award” has the meaning given such term in Section 5(e).

(yy) “Sub Plans” has the meaning given such term in Section 1.

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration. (a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan or to comply with any applicable law, including Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations. (a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock Based Awards and/or Performance Compensation Awards to one or more Eligible Persons.

(b) Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, no more than 17,000,000 shares of Common Stock may be delivered in the aggregate pursuant to Awards granted under the Plan; (ii) subject to Section 12 of the Plan, no more than 3,000,000 shares of Common Stock may be subject to grants of Options or SARs under the Plan to any single Participant during any calendar year and no more than 17,000,000 shares of Common Stock may be subject to grants of Options or SARs under the Plan; (iii) subject to Section 12 of the Plan, no more than 17,000,000 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; (iv) subject to Section 12 of the Plan, no more than 2,000,000 shares of Common Stock may be delivered in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan during any single fiscal year to a Participant for a single Performance Period (or with respect to each single fiscal year in the event a Performance Period extends beyond a single fiscal year), or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 2,000,000 shares of Common Stock on the last day of the Performance Period to which such Award relates; and (v) the maximum amount that can be paid to any individual Participant for a single fiscal year during a Performance Period (or with respect to each single year in the event a Performance Period extends beyond a single year) pursuant to a Performance Award denominated in cash described in Section 11(a) of the Plan shall be $20,000,000.

(c) Shares of Common Stock shall be deemed to have been used in settlement of Awards whether or not they are actually delivered or the Fair Market Value equivalent of such shares is paid in cash; provided, however, that if shares of Common Stock issued upon exercise, vesting or settlement of an Award, or shares of

Common Stock owned by a Participant are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall not become available for other Awards under the Plan; provided, further, that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, if and to the extent an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for other Awards under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” (i) in the case of forfeited Restricted Stock by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of an Award canceled by reason of a new Award being granted in substitution therefor.

(d) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under any Prior Plan, provided that the Plan is approved by shareholders within twelve months following the Effective Date.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or the substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, further, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code that were previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options. (a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and are Mature Shares; (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(f) Buyout. The Committee may, in its sole discretion, at any time buy out for a payment in cash or the delivery of shares of Common Stock or other property (including, without limitation, another Award), an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made. If the Committee so determines, the consent of the affected Participant shall not be required to effect such buyout.

(g) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights. (a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability.

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

(f) Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9. Restricted Stock and Restricted Stock Units. (a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 14(a) or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock (provided that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than or in addition to the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). The Committee shall also be permitted to cause a stock certificate registered in the name of the Participant to be issued. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement: (i) the Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee, and the Committee shall determine the treatment of the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award. The Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units. (i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge a notice evidencing a book entry notation (or, if applicable, the stock certificate) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes required to be withheld. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

(e) Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan, if any, shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE HARBINGER GROUP INC. 2011 OMNIBUS EQUITY AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF , BETWEEN HARBINGER GROUP INC. AND . A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF HARBINGER GROUP INC.

10. Other Stock Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

11. Performance Compensation Awards. (a) Generally. The Committee shall have the authority, at or before the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. In addition, the Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything in the Plan to the contrary, if the Company determines that a Participant who has been granted an Award designated as a Performance Compensation Award is not (or is no longer) a “covered employee” (within the meaning of Section 162(m) of the Code), the terms and conditions of such Award may be modified without regard to any restrictions or limitations set forth in this Section 11 (but subject otherwise to the provisions of Section 13 of the Plan).

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing) and shall be limited to the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (viii) earnings before or after taxes, interest, depreciation and/or amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added or other ‘value creation’ metrics; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) stockholder return; (xxii); client retention; (xxiii) competitive market metrics; (xxiv) employee retention; (xxv) timely completion of new product rollouts; (xxvi) timely launch of new facilities; (xxvi) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxviii)system-wide revenues; (xxix) royalty income; (xxx) cost of capital, debt leverage year-end cash position or book value; (xxxi) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; or (xxxii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. The Committee is authorized at any time during the first 90 days of a

Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), or at any time thereafter to the extent the exercise of such authority at such time would not cause the Performance Compensation Awards granted to any Participant for such Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code, specify adjustments or modifications to be made to the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards. (i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(i) Limitation. Unless otherwise provided in the applicable Award agreement, a Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(ii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iii) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Unless otherwise provided in the applicable Award agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11. Any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (i) with respect to a Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (ii) with respect to a Performance Compensation Award that is payable in shares of Common Stock, by an amount greater than the appreciation of a share of Common Stock from the date such Award is deferred to the payment date. Unless otherwise provided in an Award agreement, any Performance Compensation Award that is deferred and is otherwise payable in shares of Common Stock shall be credited (during the period between the date as of which the Award is deferred and the payment date) with dividend equivalents (in a manner consistent with the methodology set forth in the last sentence of Section 9(d)(ii)).

12. Changes in Capital Structure and Similar Events. In the event of (a) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation service, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event); and

(iii) cancelling any one or more outstanding Awards (or awards of an acquiring Company) and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor);

provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Codification Topic 718 (or any successor pronouncement thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13. Effect of Change in Control. Except to the extent otherwise provided in an Award agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Board may in its sole discretion provide that, with respect to any particular outstanding Award or Awards:

(a) all then-outstanding Options and SARs shall become immediately exercisable as of immediately prior to the Change in Control with respect to up to 100 percent of the shares subject to such Option or SAR;

(b) the Restricted Period shall expire as of immediately prior to the Change in Control with respect to up to 100 percent of then-outstanding shares of Restricted Stock or Restricted Stock Units (including without limitation a waiver of any applicable Performance Goals);

(c) all incomplete Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee may (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee; and

(d) cause Awards previously deferred to be settled in full as soon as practicable.

To the extent practicable, any actions taken by the Board under the immediately preceding clauses (a) through (d) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transaction with respect to the Common Stock subject to their Awards.

14. Amendments and Termination. (a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted or for changed in GAAP to new accounting standards, to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 13(b) without stockholder approval.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

15. General. (a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Nontransferability. (i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement;

(each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividend equivalents shall be payable in respect of outstanding (i) Options or SARs or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned Awards and paid within 15 days after such Awards are earned and become payable or distributable).

(d) Tax Withholding. (i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(e) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(f) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expect to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or Sub Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(g) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(h) Termination of Employment. Except as otherwise provided in an Award agreement or an employment, severance, consulting, letter or other agreement with a Participant, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.

(i) No Rights as a Shareholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j) Government and Other Regulations. (i) The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(o) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(p) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(r) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(t) 409A of the Code. (i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(u) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting, exercise or settlement of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act), Awards shall be subject to clawback, forfeiture or similar requirement.

(v) Code Section 162(m) Re-approval. If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be submitted for re-approval by the shareholders of the Company no later than the first shareholder meeting that occurs in the fifth year following the year that shareholders previously approved such provisions following the date of initial shareholder approval, for purposes of exempting certain Awards granted after such time from the deduction limitations of Section 162(m) of the Code. Nothing in this subsection, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.

(w) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

* * *

As adopted by the Board of Directors of Harbinger Group Inc.

on August 10, 2011

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